UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 26, 2025

AtriCure, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Innovation Way, Mason OH 45040
(Address of Principal Executive Offices, and Zip Code)
(513) 755-4100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On March 26, 2025, AtriCure, Inc. (the “Company”) is conducting its previously announced 2025 Investor Day presentation from approximately 1:00 p.m. to 4:00 p.m. Eastern Time, at the Company’s headquarters in Mason, Ohio which was simultaneously broadcast via webcast. A copy of the 2025 Investor Day presentation is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K and in the presentation attached as Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be incorporated by reference in any filing (whether made before or after the date hereof) or any other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document. This Item 7.01 will not be deemed a determination or admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

No.	Description
99.1	Investor Presentation dated March 26, 2025.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	March 26, 2025	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer